SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-USX-DELHI GROUP

          GABELLI FUNDS, INC.
               THE GABELLI EQUITY TRUST,INC.
                                12/23/97              900            20.0500
                                12/22/97            6,100            20.0500
               THE GABELLI EQUITY INCOME FUND
                                12/22/97            7,500            19.9250
          GAMCO INVESTORS, INC.
                                12/30/97            1,000            20.5568
                                12/19/97           13,000            19.7981
          GAMCO INVESTORS, INC.
                                12/30/97           54,000            20.5568
                                12/29/97           13,000            20.5000
                                12/22/97            8,300            19.8750
                                12/18/97            5,200            19.7740
                                12/17/97            1,000            19.7500
          GABELLI ASSOCIATES FUND
                                12/30/97            3,200            20.5000
                                12/24/97            1,500            20.3750

















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.



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